                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 BELDEN INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[Belden Logo]

                                                                  March 26, 1999

Dear Shareholder:

     The Board of Directors cordially invites you to attend the 1999 Annual Meeting of Shareholders of Belden Inc. at the St. Louis Club (16th Floor), Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri, to be held on Thursday, May 6, 1999, at 11:00 a.m.

     Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing and returning your proxy form in the enclosed envelope.

     Thank you for your continued support.

                                          Sincerely,

                                          /s/C. Baker Cunningham

                                          C. Baker Cunningham
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                  BELDEN INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 6, 1999

To the Shareholders of Belden Inc.:

     Belden Inc. will hold its 1999 Annual Meeting of Shareholders in the Lewis & Clark Room of the St. Louis Club, Pierre Laclede Center, 7701 Forsyth Boulevard, 16th Floor, St. Louis, Missouri, on Thursday, May 6, 1999, at 11:00 a.m. C.D.T. to vote upon:

     -  The election of one director for a three-year term;

     - Approval of a modification to the number of stock options individual participants may receive under the Belden Inc. Long-Term Incentive Plan to an annual limit of 200,000; and

     -  Other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 16, 1999 will be entitled to vote at the meeting.

How to Vote:

     Whether or not you expect to attend, it is important that your shares be represented and voted at the meeting. To vote, you must mark, sign, date, and timely return the enclosed proxy form in the postage-paid envelope provided.

Reduce Mailings:

     If you are a Shareholder of record and have more than one account in your name or the same address as other Shareholders of record, you may authorize the Company to stop mailings of multiple Annual Reports.

                                          By order of the Board of Directors,

                                          /s/Kevin Bloomfield

                                          Kevin Bloomfield
                                          Vice President, Secretary
                                          and General Counsel

St. Louis, Missouri
March 26, 1999

                                  BELDEN INC.
                                 MARCH 26, 1999

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Belden Inc. (the "Company") for the 1999 Annual Meeting of Shareholders. Beginning on March 26, 1999, the Company plans to begin distributing this Proxy Statement and a proxy form.

     A Shareholder who gives a proxy may revoke it at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-date proxy or by voting by ballot at the Annual Meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

     Your voting by proxy will not limit your right to vote at the meeting if you later decide to attend in person. If your Shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the meeting.

     All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. IF NO INSTRUCTIONS ARE NOTED ON A PROPERLY COMPLETED PROXY, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     If other matters are properly presented at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, the Company did not anticipate that any other matters would be raised at the meeting.

SHAREHOLDERS ENTITLED TO VOTE

     Only record holders of the common stock ("Shares"), $.01 par value, of the Company at the close of business on March 16, 1999 (the "Record Date") will be entitled to vote at the meeting. At March 1, 1999, 24,355,061 shares of common stock were outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

     If you are a participant in the Belden Wire & Cable Company Savings Plan or the Belden Wire & Cable Company Retirement Savings Plan, you will receive a proxy card for all Shares you own through either plan. The proxy card will serve as a voting instruction card for the trustee, Bankers Trust Company. If you own Shares through either plan and do not vote, the trustee will vote the plan Shares in the same proportion as Shares for which instructions were received under the plan.

     In accordance with Delaware law, a list of Shareholders entitled to vote at the meeting will be available one hour before the meeting at the Lewis & Clark Room of the St. Louis Club, Pierre Laclede Center, 7701 Forsyth Blvd., 16th Floor, St. Louis Missouri, 63105 and for ten days prior to the meeting at the Company's offices.

REQUIRED VOTE

     Vote Required: For approval of each proposal, Delaware law requires the affirmative vote of holders of a majority of shares of common stock represented at the meeting. For a proposal to be considered, the presence at the meeting, in person or by proxy, of the holders of a majority of Shares is necessary to have a quorum. Votes cast by proxy or in person at the meeting will be tabulated by ChaseMellon Shareholder Services ("ChaseMellon"), the Company's Transfer Agent and Inspector of Elections for the meeting.

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

     Effect of an Abstention and Broker Non-Votes: A Shareholder who withholds from voting on Proposal I or who abstains from voting on Proposal II will be included in the number of Shareholders present at the meeting to determine the presence of a quorum. Abstentions (including votes withheld) will be treated as votes cast against the proposal because they are deemed Shares present and entitled to vote at the meeting. The Company is subject to the rules of the New York Stock Exchange. Those rules permit brokers, who hold stock for the account of their clients and who have not been given specific voting instructions as to either proposal, to vote their clients' proxies in their own discretion for either proposal. Should a matter arise for which brokers do not have such discretion and have not been given specific voting instructions from their clients ("broker non-votes"), such broker non-votes will not be considered as shares entitled to vote on such matter and will not have any effect on the outcome of the matter because such shares will not be considered in determining whether a quorum is present for the issue.

COST OF PROXY SOLICITATION

     The Company will bear the cost of soliciting proxies. Proxies may be solicited for the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. The Company has engaged ChaseMellon to solicit proxies at a fee of $4,500 plus expenses. In accordance with the regulations of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, the Company also will reimburse firms and other custodians, nominees and fiduciaries for their expenses incurred in sending the Company's proxies and proxy materials to beneficial owners of Shares.

                           ADVANCE NOTICE PROCEDURES

SHAREHOLDER PROPOSALS

     The Company must receive at its principal executive offices (Attention:
Secretary), by November 25, 1999, any Shareholder proposal intended to be presented at the 2000 Annual Meeting to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for the meeting in accordance with the applicable rules of the SEC. Under the SEC rules, the Shareholder must have continuously held at least $2,000 in market value, or 1%, of the Shares entitled to vote on the proposal at the meeting for at least one year and must continue to hold those Shares through the date of the meeting.

     In addition to the SEC rules, the Company's Bylaws provide that for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given notice thereof in writing to the Secretary of the Company either by personal delivery or by United States registered or certified mail, postage prepaid, not less than 60 nor more than 90 days prior to the date of the meeting. The notice must include (i) a description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business, and the reasons for conducting such business at the meeting, (ii) the name and address of record of the Shareholder proposing such business, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the Shareholder and (iv) any material interest of the Shareholder in such business.

SHAREHOLDER NOMINEES

     The Company's Bylaws provide that, subject to certain limitations discussed below, any Shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at the meeting. The Shareholder must provide written notice of his intent to make such nomination or nominations, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Company not less than 60 nor more than 90 days prior to a meeting of the Shareholders called for the election of directors. However, if the Company gives less than 70 days' notice of the date of the meeting, the Shareholder must provide the required written notice not later than the close of business on the tenth day following the earlier of (i) the date the Company provides public notice of the meeting or
(ii) the date the Company sends notice of the meeting to its Shareholders.

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

     Each notice must include (i) the name and address of the Shareholder who intends to make the nomination and the person or persons to be nominated, (ii) a representation that the Shareholder is a holder of record of shares of capital stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder and (iv) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Company if so elected.

SHAREHOLDER COMMUNICATIONS

     Highlights of the meeting will be included in the Company's Form 10-Q filing with the SEC for the quarter ending on June 30, 1999. This filing should be available by August 14, 1999 on the Internet under the SEC's "EDGAR" filing system under "Belden Inc." or by contacting the Corporate Secretary at the Company's offices.

SHAREHOLDER ACCOUNT MAINTENANCE

     Shareholders can contact ChaseMellon by calling 1-888-213-0965 (or by visiting its Internet site at http://www.ChaseMellon.com.) for information concerning accounts of Shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Shares and similar issues. For other Company information, Shareholders can visit Belden's Internet site at http://www.Belden.com.

                       MATTERS TO COME BEFORE THE MEETING

     Two matters will be considered at the meeting: Election of one director and approval of a modification to the number of stock options participants may receive under the Belden Inc. Long-Term Incentive Plan ("Incentive Plan") to an annual limit of 200,000.

PROPOSAL 1 -- ELECTION OF DIRECTOR

     The directors of the Company are divided into three classes, Class I, Class II and Class III, with each class serving for a term of three years. One class stands for election at each annual meeting of Shareholders. There are three Class I directors whose term will expire at the 2000 annual meeting, three Class II directors whose term will expire at the 2001 annual meeting and one Class III director whose term will expire at this annual meeting. At this meeting, one Class III director will be elected for a term expiring at the 2002 annual meeting. C. Baker Cunningham, the current Class III director, is the Board's nominee for election at this meeting.

     Mr. Cunningham is willing to serve if elected. Should he be unavailable or unwilling to serve, and if any other person is nominated, the persons designated on the accompanying form of proxy will have the discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld.

NOMINEE FOR CLASS III DIRECTOR

C. BAKER CUNNINGHAM
Chairman of the Board, President and
Chief Executive Officer
Director since 1993                  Age 57            C. BAKER CUNNINGHAM PHOTO

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Received a B.S. degree in civil engineering from Washington University, an M.S.
degree in civil engineering from Georgia Institute of Technology and an M.B.A. from Harvard Business School. Has been Chairman, President and Chief Executive Officer of the Company since its incorporation in July 1993. From February 1982 until July 1993, was an Executive Vice President, Operations of Cooper Industries, Inc. ("Cooper"), a manufacturer of electrical equipment and tools and hardware.

Director, Cooper Cameron Corporation.

CLASS I DIRECTORS: TERM EXPIRING IN 2000

JOSEPH R. COPPOLA
Chairman -- Compensation Committee
Director since 1993                  Age 68              JOSEPH R. COPPOLA PHOTO

Received a B.S. degree in mechanical engineering from the University of Massachusetts. Had been Chairman and Chief Executive Officer of Giddings & Lewis, Inc., a manufacturer of machine tools and assembly systems, from July 1, 1993, and a director of the company, from July 1989 until April 1997, when he retired. From 1985 to 1993, was Senior Vice President, Manufacturing Services of Cooper.

Director, Coltec Industries Inc.

CHRISTOPHER I. BYRNES
Dean, School of Engineering and Applied Science
Washington University
Member -- Compensation Committee
Director since 1995                  Age 49          CHRISTOPHER I. BYRNES PHOTO

Received a B.S. degree in mathematics from Manhattan College and M.S. and Ph.D. degrees in mathematics from the University of Massachusetts. Has served on the engineering faculty at Arizona State, Harvard, and the Royal Institute of Technology in Stockholm. Has held visiting appointments in Austria, France, Germany, Italy, Japan, the Netherlands, Sweden and the former Soviet Union. Elected Fellow of the Institute of Electrical and Electronics Engineers and of the Japan Society for the Promotion of Science. Since 1991, has been Dean of the School of Engineering and Applied Science of Washington University.

JOHN R. DALLEPEZZE
Chairman of the Board, President and Chief Executive Officer
Holophane Corporation
Member -- Compensation Committee
Director since 1997                  Age 55             JOHN R. DALLEPEZZE PHOTO

Received a B.S.E.E. degree from Princeton University and an M.S. degree from the Massachusetts Institute of Technology. Since October 1989, has been Director, President and Chief Executive Officer and, since February 1992, Chairman of the Board of the Holophane Corporation, a manufacturer of lighting fixtures and systems.

CLASS II DIRECTORS: TERM EXPIRING IN 2001

ALAN E. RIEDEL
Member -- Audit Committee
Director since 1993                  Age 68                 ALAN E. RIEDEL PHOTO

Graduated magna cum laude from Ohio University with a B.A. degree in government. Received a Juris Doctor degree from Case Western Reserve University School of Law, where he was elected to the Order of the Coif. Has completed Harvard Business School's Advanced Management Program. Received an Honorary Doctor of Laws from Ohio University. Since April 1994, has served in the position "Of Counsel" to Squire, Sanders & Dempsey. Had been Director and Chairman of Gardner Denver Machinery, Inc., a manufacturer of air compressor products and pumps, from April 1994 until November 1998, when he retired as Chairman but continues as director. Had been Vice Chairman of Cooper, from April 1992 until April 1994, when he retired. From 1973 to 1992, was Senior Vice President, Administration of Cooper.

Director, Standard Products Company and Factory Mutual Insurance Company.

LORNE D. BAIN
Managing Director
Bellmeade Capital Partners, L.L.C.
Member -- Audit Committee
Director since 1993                  Age 57                  LORNE D. BAIN PHOTO

Received a B.B.A. degree from St. Edwards University and a Juris Doctor degree from the University of Texas School of Law and has completed Harvard Business School's Advanced Management Program. Presently, Managing Director of Bellmeade Capital Partners, L.L.C., a venture capital firm. From 1991 to 1996, had been Chairman and Chief Executive Officer of Sanifill, Inc., an environmental services company.

BERNARD G. RETHORE
Chairman, President and Chief Executive Officer
Flowserve Corporation
Chairman -- Audit Committee
Director since 1997                  Age 57             BERNARD G. RETHORE PHOTO

Received a B.A. degree in economics (Honors) from Yale University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Since 1995, had been Director, President and Chief Executive Officer of BW/IP, Inc., a supplier of advanced-technology fluid transfer and control equipment, systems and services and was elected its Chairman in February 1997. In July 1997, became Chairman and Chief Executive Officer of Flowserve Corporation ("Flowserve") and added the additional title of President, in October 1998. Flowserve, formed by the merger of BW/IP Inc. and Durco International, Inc., produces highly engineered pumps, precision seals, valves and valve actuators, and flow management services. From

1985 to 1995, was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries. Phelps Dodge produces copper.

Director, Maytag Corporation.

VOTE REQUIRED AND BOARD RECOMMENDATION

     To be elected, the nominee must receive the affirmative vote of a majority of the Shares represented at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE TO THE BOARD OF DIRECTORS.

PROPOSAL II -- APPROVAL OF A MODIFICATION TO THE NUMBER OF STOCK OPTIONS PARTICIPANTS MAY RECEIVE UNDER THE BELDEN INC. LONG-TERM INCENTIVE PLAN TO AN ANNUAL LIMIT OF 200,000.

OVERVIEW

     Under Section 162(m) of the Internal Revenue Code, as amended, the Company's tax deduction for certain compensation paid to designated executives is limited to $1 million per year ("Limit"). These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. The Limit applies to compensation relating to stock option exercises and, under certain conditions, to the sale of shares received in connection with the exercise of stock options.

     Section 162(m) provides an exception from the Limit for certain "performance-based" compensation. Performance-based compensation in general must satisfy certain conditions, those being: (i) the compensation must be paid solely because the executive has attained one or more performance goals; (ii) a compensation committee (consisting solely of two or more "outside directors") must set the performance goals before commencement of the executive's service;
(iii) before the compensation is paid, shareholders must approve the terms under which the compensation is paid, including the performance goals; and (iv) before the compensation is paid, the compensation committee must certify that the performance goals were met.

     However, stock options will satisfy the requirements for "performance-based" awards if (i) they are granted by a compensation committee consisting of outside directors, (ii) they are granted under a plan which states the maximum number of shares that may be granted during a specified period to any employee, and which plan received shareholder approval following a submission to shareholders, and (iii) the options were issued at a price no lower than the fair market value of the shares on the grant date of the option.

     The Belden Inc. Long-Term Incentive Plan ("Incentive Plan") is generally designed to satisfy the requirements of Section 162(m) for stock options issued by the Compensation Committee. The Incentive Plan does this, in part, by requiring the Compensation Committee (composed of outside directors) to grant options at no less than the fair market value on the grant date and by imposing a 100,000 limit on individual grants every two years. To give greater flexibility to the Compensation Committee in making stock option awards under the Incentive Plan, the Board of Directors changed this amount to an annual limit of 200,000.

     In February 1998 and January 1999, the Compensation Committee awarded the Chief Executive Officer 120,000 stock options, on each such date, at the fair market value on the grant dates. The options vest over a three-year period: a third after the first anniversary, another third after the second anniversary, and the remaining third after the third anniversary. They will expire ten years after the grant date. None of the options has been exercised.

     Shareholder approval of this proposal should permit the exercise of such options to qualify as "performance-based" compensation under Section 162(m) and, consequently, should permit the Company to deduct any income arising from the exercise of the options (or, under certain circumstances, the subsequent sale of Shares issued in connection with the options) as an ordinary business expense and not be subject to the Limit. The proposed change to limit individual awards to an annual amount of 200,000 would apply to the February 1998 and January 1999 option grants, and to future grants made under the Incentive Plan.

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

SUMMARY OF INCENTIVE PLAN

     The Incentive Plan is intended to promote the long-term financial interests of the Company, including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's shareholders. The Compensation Committee administers the Incentive Plan.

     Eligibility and Participation. All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Compensation Committee, are eligible to be participants in the Incentive Plan. Presently, 126 employees participate.

     Shares Subject to Awards. As amended in 1997, the Incentive Plan reserved 2,600,000 Shares (subject to adjustment for changes in capitalization) for the granting of stock options, stock appreciation rights, restricted stock awards, and performance shares. Such awards may be treasury Shares or authorized but unissued Shares. Presently, more than 340,000 Shares are reserved under the Plan.

     If any outstanding options expire or terminate, the shares of common stock allocable to the unexercised portion of such option may again be subject to award under the Incentive Plan, subject to certain exceptions. The Compensation Committee has the discretion to grant either "incentive stock options" (within the meaning of Section 422 of the Code ("ISO's")) or "non-statutory stock options" ("NSO's"). The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the participant in any calendar year may not exceed $100,000. A description of these two types of stock options appear below under the heading "Federal Income Tax Consequences."

     Grant and Exercise of Options. Each option granted under the Incentive Plan is embodied in a written option agreement, which is subject to the terms and conditions of the Incentive Plan and which contain other provisions as the Compensation Committee in its discretion deems advisable.

     The price at which Shares may be purchased pursuant to an option, whether an ISO or an NSO, is determined by the Compensation Committee, but in no event may such price be less than the fair market value of the Shares on the date the option is granted. As of March 4, 1999, the high and low sale prices of the Shares were $17.75 and $17.375 per share, respectively.

     No option is exercisable ten years after the date of grant. The Compensation Committee in its discretion may provide that an option will be exercisable throughout a ten-year period or during any shorter period of time commencing on or after the date of grant of the option and ending on or before the expiration of a ten-year period. The Compensation Committee may, in its discretion, provide for vesting or other conditions on exercise of options granted under the Incentive Plan.

     Upon exercise, a participant in the Incentive Plan may pay the option exercise price of a stock option in cash, Shares, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate.

     Rights of Participants. No participant has rights as a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate for the shares. The granting of any option by the Company does not impose any obligation on the Company to employ or continue to employ any participant.

     Stock Appreciation Rights. Under the Incentive Plan, the Compensation Committee also may grant stock appreciation rights either in tandem with an option or alone. Stock appreciation rights granted in tandem with a stock option may be granted at the same time as the stock option or at a later time. A stock appreciation right issued in tandem with stock options shall entitle the participant to receive from the Company an amount payable in cash, in Shares or a combination of cash and Shares equal to the positive difference between the fair market value on the date of exercise of a Share and the grant price. The grant of a freestanding stock appreciation right may be at such price as determined by the Committee; provided that such price may not be less than the fair market value of the Shares on the date of grant. No stock appreciation right shall be exercisable earlier than six months after grant. The Compensation Committee has not granted any stock appreciation rights.

     Restricted Stock Awards. Under the Incentive Plan, the Compensation Committee may grant shares of restricted stock, which are subject to forfeiture to the Company under such conditions and for such period of time (not less than one year) as the Compensation Committee may determine. The Compensation Committee shall determine the conditions or restrictions of any restricted stock awards, which may include restrictions on transferability, requirements of continued employment, individual performance or the Company's financial performance. The Compensation Committee has not granted any restricted stock awards.

     Performance Shares. Under the Incentive Plan, the Compensation Committee may grant performance shares that are earned only after the attainment of predetermined performance targets during a performance period as established by the Compensation Committee. Performance shares are convertible into Common Stock, cash or a combination of both as determined by the Compensation Committee. At the end of the performance cycle, the Compensation Committee shall determine the number of performance shares that have been earned on the basis of the Company's performance in relation to the performance goals. Performance shares may not be sold, transferred, assigned, pledged or otherwise encumbered so long as such performance shares remain restricted. The Compensation Committee has not granted any performance shares.

     Stock Options for Nonemployee Directors. Under the Incentive Plan, each nonemployee director is automatically granted, on the day following each annual meeting of shareholders, an option to purchase 1,000 Shares. The option exercise price is 100% of the fair market value (as defined in the Incentive Plan) of the Shares on the date of the option grant. The options become exercisable on the first anniversary of the date of the grant and expire five years after the date of grant. The option price may be paid in cash, Shares or a combination of cash and shares. All options granted to nonemployee directors are nontransferable, other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. If a person ceases to be a nonemployee director due to death, disability or retirement, his or her options generally will be exercisable for a period of one year (but not later than the expiration date of the option). If a nonemployee director's service terminates for any other reason, options that are not then exercisable shall be canceled and options that are exercisable may be exercised at any time within 90 days after the date of such termination (but not later than the expiration date of the options). The portion of the Incentive Plan applicable to nonemployee directors operates automatically and does not require administration.

     Effect of Change of Control. The Incentive Plan provides for the acceleration of certain benefits in the event of a "Change of Control" of the Company. A Change of Control will be deemed to have occurred if either (i) any person or group acquires beneficial ownership of 25% of the voting securities of the Company, (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period; or (iii) a change in control (as such term is used in Schedule 14A promulgated under the Securities Exchange Act of 1934) otherwise occurs.

     Upon the occurrence of a Change of Control, each nonemployee director option with respect to which six months has elapsed since the date of grant, whether the option is then exercisable or not, will be cancelled in consideration for a payment equal to the excess of the fair market value of the Shares (as calculated in accordance with the Incentive Plan) over the option exercise price. A holder of any other options granted under the Incentive Plan which are not then exercisable in full at the time of a Change of Control will be entitled, with respect to the portion not then exercisable, to receive a cash payment equal to the excess of the then fair market value of the Shares (as calculated in accordance with the Incentive Plan) over the option exercise price. In addition, upon a Change of Control (as defined in the Incentive Plan), all stock appreciation rights which have not been granted in tandem with options and which have been outstanding for at least six months will become exercisable in full, restrictions on restricted stock shall lapse and all performance shares shall be deemed to be earned in full.

     Changes in the Company's Capital Structure. In the event of any change in the outstanding Shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which stock options, stock appreciation rights, restricted stock awards, and performance shares may be granted under the Incentive Plan and the Shares issuable pursuant to outstanding stock options, stock appreciation rights, restricted stock awards, and performance shares shall be appropriately adjusted by the Compensation Committee, whose determination shall be final.

     Amendment of the Incentive Plan. The Board of Directors may amend, suspend or terminate the Incentive Plan at any time and from time to time, subject to certain conditions.

     Duration of the Incentive Plan; Registration of Shares. The Incentive Plan became effective on October 6, 1993 and no awards may be granted under the Plan after October 6, 2003.

     Federal Income Tax Consequences -- Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale.

     An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares as of the date of exercise or (b) the amount realized on the sale, over (ii) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

     Federal Income Tax Consequences -- Non-Statutory Stock Options. The grant of NSO's under the Incentive Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

     Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-qualified stock option.

     Federal Income Tax Consequences -- Stock Appreciation Rights and Performance Shares. Stock Appreciation Rights and Performance Share awards involve the issuance of Shares or the payment of cash, without other payment by the recipient, as additional compensation for services to the Company. The recipient will recognize taxable income equal to cash received or the fair market value of the Shares on the date of the award, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the recipient.

     Federal Income Tax Consequences -- Restricted Stock Grants. Restricted stock granted under the Incentive Plan ("Restricted Stock Grants") generally will not be taxed to the recipient, nor deductible by the

Company, at the time of grant. Restricted Stock Grants involve the issuance of Shares to a participant subject to specified restrictions as to sale or transferability of the Shares and are subject to a substantial risk of forfeiture. On the date the restrictions lapse, and the Shares becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the Shares on that date over the purchase price paid for the stock, if any. The participant's tax basis for the Shares includes the amount paid for the Shares, if any, and the ordinary income recognized. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the recipient.

VOTE REQUIRED AND BOARD RECOMMENDATION.

     The affirmative vote of holders of a majority of Shares represented at the meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following information lists beneficial ownership of common stock at March 1, 1999 of (i) each director or nominee; (ii) each executive officer named in the Summary Compensation Table; and (iii) directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his Shares. The percentage of outstanding common stock, including options exercisable within 60 days of March 1, 1999, beneficially owned by directors and executive officers as a group is 1.7%. The percentage beneficially owned by any director or nominee individually does not exceed 1%.

                                                              SHARES BENEFICIALLY
                                                                 OWNED(A) (B)
                                                              -------------------
C. Baker Cunningham                                                 209,488
  Chairman of the Board, President, Chief Executive Officer
     and Director
Richard K. Reece                                                     55,442(c)
  Vice President, Finance, Treasurer and Chief Financial
     Officer
Peter J. Wickman                                                     53,571
  Vice President, Operations
Kevin L. Bloomfield                                                  32,666
  Vice President, Secretary and General Counsel
Cathy O. Staples                                                     19,543
  Vice President, Human Resources
Lorne D. Bain                                                         5,600
  Director
Joseph R. Coppola                                                     5,100
  Director
Alan E. Riedel                                                       20,506(d)
  Director
Christopher I. Byrnes                                                 3,100
  Director
Bernard G. Rethore                                                    6,400(e)
  Director
John R. DallePezze                                                    5,400
  Director
All Directors and Executive Officers as a Group                     416,816

(a) Includes the following shares covered by stock options which are currently exercisable or exercisable within 60 days of March 1, 1999: Mr. Cunningham, 105,000 shares; Mr. Reece, 31,666 shares; Mr. Wickman, 31,666 shares; Mr. Bloomfield, 16,666 shares; Ms. Staples, 10,333 shares;

     Messrs. Coppola and Bain, 4,000 shares each; Dr. Byrnes 2000 shares; and Messrs. Riedel, Rethore and DallePezze, 1,000 shares each.

(b)  Includes shares held in the Company's savings plan.

(c)  Includes 23,776 shares owned jointly by Mr. Reece and his wife.

(d)  Includes 1,500 shares held in an Individual Retirement Account.

(e)  Includes 5,200 shares held in trust.

     The following table shows certain information regarding those Shareholders known to the Company to beneficially own more than 5% of the outstanding Shares.

                                                                AMOUNT AND NATURE
NAME AND ADDRESS                                                  OF BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                                 OWNERSHIP        OF CLASS
-------------------                                             -----------------    --------
Lazard Freres & Co. LLC                                             1,622,724(a)       6.6%
30 Rockefeller Plaza
New York, NY 10020
First Pacific Advisors, Inc.                                        1,521,500(b)       6.2%
11400 West Olympic Boulevard
Suite 1200
Los Angeles, CA 90064
Strong Capital Management, Inc.                                     1,239,150(c)       5.1%
One Hundred Heritage Reserve
P.O. Box 2936
Milwaukee, WI 53201

(a) Information based on a Schedule 13G filed with the SEC by Lazard Freres & Co. LLC ("Lazard"). Lazard has sole voting power over 1,335,790 Shares, sole dispositive power over 1,622,724, and no shared voting or shared dispositive power.

(b) Information based on a Schedule 13G filed with the SEC by First Pacific Advisors, Inc. ("First Pacific"). First Pacific has shared voting power over 43,000 Shares, shared dispositive power over 1,521,500 and no sole voting or sole dispositive power.

(c) Information based on a Schedule 13G filed with the SEC by Strong Capital Management, Inc. ("Strong"). Strong has sole voting power over 981,225 Shares, sole dispositive power over 1,239,150 and no shared voting or shared dispositive power.

     In addition, at December 31, 1998, Bankers Trust Company, as Trustee of the Belden Wire & Cable Company Savings Plan and the Belden Wire & Cable Retirement Savings Plan ("Savings Plans"), held of record 539,603 Shares, 2.2% of common stock. The Savings Plans permit plan participants to direct the plans' Trustee to vote the Shares allocated to their accounts. Under the terms of the plans, the Trustee will vote unallocated and uninstructed Shares in proportion to the Shares to which instructions have been received.

                         BOARD MEETINGS AND COMMITTEES

     During 1998, the Board of Directors had four regular meetings and one special meeting. All directors attended 75% or more of the meetings of the Board and of the Board committees on which they served. The Company has two committees of the Board of Directors: an Audit Committee and a Compensation Committee. It does not have a nominating committee.

AUDIT COMMITTEE

     Members: Mr. Rethore, Chairman, Mr. Riedel and Mr. Bain.

     The Committee met four times in 1998. The Audit Committee's objective is to assist the Board in fulfilling its responsibilities to Shareholders, potential Shareholders and the investment community regarding corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In fulfilling these responsibilities, the Committee will, among other things, meet with the Company's financial management and independent auditors to review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company; review the scope, procedures and results of Company audits; review the adequacy and effectiveness of the accounting and financial controls of the Company; review the Company's financial statements, quarterly earnings releases and selected financial data; and evaluate the Company's key financial and accounting personnel.

COMPENSATION COMMITTEE

     Members: Mr. Coppola, Chairman, Dr. Byrnes, and Mr. DallePezze.

     The Committee met two times in 1998. The Compensation Committee's objective is to assist the Board of Directors in developing compensation and benefit strategies to attract, develop and retain qualified employees to operate the Company. In carrying out this responsibility, the Committee will review periodically the Company's compensation and benefit strategies, the elements of total compensation for the Chief Executive Officer and his direct reports, the salary and wage guidelines for employees, participation and awards in the Company's annual and long-term incentive plans, and the competitiveness and effectiveness of the Company's compensation programs.

                           COMPENSATION OF DIRECTORS

     The Company's non-employee directors each receive an annual retainer of $20,000 and $1,000 per meeting for special board meetings or committee meetings not held in conjunction with a regular board meeting. All non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings. Mr. Cunningham does not receive any compensation for serving as a member of the Board.

     Also, under the Non-Employee Director Stock Plan, Messrs. Bain, Riedel, Rethore, Coppola, Byrnes, and DallePezze each automatically receive on the day following each annual meeting of Shareholders 200 treasury Shares.

     In addition, under the Incentive Plan, each non-employee director is automatically granted, on the day following each annual meeting of Shareholders, an option to purchase 1,000 Shares. The option exercise price is equal to 100% of the fair market value (as defined in the Incentive Plan) of Shares on the date of the option grant. The options become exercisable on the first anniversary of the date of grant and expire five years after the date of grant. The option price may be paid in cash, Shares, or a combination of cash and Shares.

     Following the Company's 1998 annual meeting, pursuant to the Incentive Plan, Messrs. Bain, Riedel, Coppola, Rethore, DallePezze and Byrnes each received an option to purchase 1,000 Shares at a price of $41.40 per share. The options will become exercisable on May 8, 1999 and will expire on May 8, 2003.

     All options granted to non-employee directors are nontransferable, other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. If a person ceases to be a non-employee director due to death, disability or retirement, his or her options generally will be exercisable for a period of one year (but not later than the expiration date of the option). If a non-employee director's service terminates for any other reason, options that are not then exercisable shall be cancelled and options that are exercisable may be exercised at any time within 90 days after the date of such termination (but not later than the expiration date of the options). The portion of the Incentive Plan applicable to non-employee directors is designed to operate automatically and not require administration.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, comprised of non-employee directors of the Company, is responsible for establishing the Company's compensation philosophy and making all decisions regarding compensation for the Chief Executive Officer and other named executive officers, including determining base salary and bonus amounts, approving target financial performance levels, and granting stock options and other long-term incentives. The Committee also reviews guidelines for compensation, bonus, and stock option grants for other employees.

EXECUTIVE COMPENSATION OBJECTIVES

     The Company's executive compensation plans are designed to attract and retain key management employees and to motivate these employees to take actions that enhance Shareholder value and attain Company goals. The officers of the Company are paid salaries in line with their responsibilities. The Company's philosophy is to target total direct compensation at the 50th percentile of other comparably sized companies. An outside consultant is hired to evaluate the level of competitiveness of the executive compensation programs relative to other companies within the electronics and communication equipment industry. Companies selected for comparison purposes were those with whom the Company competes for executive talent. Because this group may differ from the Company's product competitors, this comparison group has not been selected to reflect the companies shown on the proxy performance graph.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     In 1998, the total compensation package for the Company's top executives consisted of the following elements:

-  Base salary

-  Annual bonus

-  Stock options

     The Company's incentive programs are key elements of the total compensation package, designed to reward executives for short- and long-term enhancements to the value received by Shareholders.

BASE SALARIES

     Base salaries are reviewed each year and adjusted based on Company performance, individual performance, and the executive's level of responsibility. During 1998, salaries paid to the named executive officers increased 6.3% over those paid in 1997.

ANNUAL INCENTIVES

     The annual incentive program provides executives with the opportunity to earn bonuses when warranted by Company and individual performance. Awards are based on individual achievements, operational performance, and Company progress towards long-term goals. Goals are established by the Committee at the beginning of the fiscal year. The Company's overall financial performance determines the size of the bonus pool to be distributed to the executives participating in the program.

     The Company had a challenging year in 1998. Revenues and earnings were down from those of the previous year, caused, in part, by weaker demand in many of the Company's geographic markets and by competitive conditions in several of the Company's product lines. The Company has taken various steps to respond to these conditions, including restructuring and cost-saving initiatives. The Company also has completed two acquisitions in 1998 to improve its competitive position:
Olex Communication Cable in Australia and ABB Elektro-Isolierwerke (EIW) in Germany. The acquisition of Olex is designed to strengthen the Company's position in Asia/Pacific by providing a manufacturing base to better serve that part of the world. The acquisition of EIW is designed to enhance the Company's presence in Europe and expand its industrial product offerings. To reflect 1998's performance, bonuses awarded to the named executives for 1998 were 55% less than those paid in 1997.

LONG-TERM INCENTIVES

     The Company also uses stock options to strengthen the relationship between top management and Shareholders. These stock options provide the opportunity for the executives to share in any gains created for Shareholders and act as a tool for retaining key executives. The policy of the Compensation Committee is to grant stock options to members of the management group to encourage ownership of the Company's stock and to more closely align the executive's interest with the interest of other Shareholders. Pursuant to this policy, options were granted to officers in 1998.

CEO COMPENSATION

     In keeping with the Company's philosophy of emphasizing the incentive elements of the total compensation package, Mr. Cunningham's base salary was increased in 1998 by 6.4% to $500,000. Mr. Cunningham participates in the same incentive plans as the other named executive officers. For 1998, he earned a bonus of $105,000 or 21% of salary, which reflects the challenging year the Company had, the steps the Company initiated to deal with the challenges, and the successful acquisitions of Olex Cable and EIW. Consistent with the Committee's general policy to grant stock options, Mr. Cunningham was awarded stock options in 1998.

     The Company also maintains certain benefit programs in which the named executive officers participate. The compensation attributed to these executive officers for 1998 from these programs is detailed in this proxy statement. Mr. Cunningham's participation in these programs reflects what the Committee believes is the participation that other executives at his level in similarly sized organizations would expect.

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the executive officers. Although the Committee considers this provision when reviewing executive compensation, the Committee uses sound business judgment to determine whether specific compensation programs are appropriate, even if certain elements may not meet the performance criteria under the tax code provision.

                                          Joseph R. Coppola, Chairman
                                          Christopher I.Byrnes
                                          John R. DallePezze

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                   ANNUAL COMPENSATION          SECURITIES           ALL
                                              -----------------------------     UNDERLYING          OTHER
                                                      SALARY(1)    BONUS(2)     OPTIONS(3)     COMPENSATION(4)
       NAME AND PRINCIPAL POSITION            YEAR       ($)         ($)           (#)               ($)
       ---------------------------            ----    ---------    --------     ----------     ---------------
C. Baker Cunningham                           1998     495,000     105,000       120,000           26,134
  Chairman of the Board, President,           1997     467,833     240,000                         26,150
  and Chief Executive Officer                 1996     440,833     270,000        65,000           22,839

Richard K. Reece                              1998     242,500      40,000        30,000            7,762
  Vice President, Finance, Treasurer          1997     231,750      90,000        10,000            7,803
  and Chief Financial Officer                 1996     222,000     100,000        15,000            6,840

Peter J. Wickman                              1998     242,500      40,000        30,000            7,762
  Vice President, Operations                  1997     220,000      90,000        10,000            7,275
                                              1996     197,500     100,000        15,000            5,737

Kevin L. Bloomfield                           1998     187,500      32,000        20,000            4,477
  Vice President, Secretary                   1997     179,000      72,000                          4,529
  and General Counsel                         1996     169,666      80,000        10,000            3,810

Cathy O. Staples                              1998     153,333      25,000        16,000            1,949
  Vice President,                             1997     141,167      50,000                            802
  Human Resources                             1996     115,767      35,000         5,000                0

(1) Salaries are annualized. The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and, therefore, such items have been excluded.

(2) Determined by the Compensation Committee at its first meeting held after the end of the fiscal year in which the compensation was earned.

(3) Options granted under the Incentive Plan. The exercise of one-third of the Shares is permitted on the first, second, and third anniversaries of the grant dates. The exercise price for the 1996 options was $30.75 per share; the exercise price for the 1997 options was $35.18; and the exercise price for the 1998 options was $39.53. In each instance, the exercise price equaled the fair market value (as defined in the Incentive Plan) on the grant date.

(4) Amounts reflected consist of Company allocations under the Company's non-qualified (excess) savings plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                            -----------------------------------------------------------     POTENTIAL REALIZABLE
                                             PERCENT OF                                      VALUES AT ASSUMED
                                               TOTAL                                          ANNUAL RATES OF
                              NUMBER OF       OPTIONS                                           STOCK PRICE
                             SECURITIES      GRANTED TO                                       APPRECIATION FOR
                             UNDERLYING      EMPLOYEES                                         OPTION TERM(1)
                               OPTIONS       IN FISCAL        EXERCISE       EXPIRATION    ----------------------
                            GRANTED(#)(2)       YEAR       PRICE($/SH)(3)       DATE         5%($)       10%($)
                            -------------    ----------    --------------    ----------    ---------    ---------
C. Baker Cunningham            120,000         9.3%            39.53           2/20/08     2,983,323    7,560,325
Richard K. Reece                30,000         2.3%            39.53           2/20/08       745,831    1,890,081
Peter J. Wickman                30,000         2.3%            39.53           2/20/08       745,831    1,890,081
Kevin L. Bloomfield             20,000         1.6%            39.53           2/20/08       497,220    1,260,054
Cathy O. Staples                16,000         1.2%            39.53           2/20/08       397,776    1,008,043

(1) The Company elected to use "Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term". The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

(2) Grants of stock options in 1998 awarded under the Incentive Plan. Exercises of one-third of the Shares are permitted on the first, second, and third anniversaries of the grant date.

(3) The purchase price of Shares subject to an option is the fair market value of the Shares on the date of grant as defined in the Incentive Plan.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                         OPTIONS AT                  OPTIONS AT
                                 SHARES             VALUE           DECEMBER 31, 1998(#)        DECEMBER 31, 1998($)
                               ACQUIRED ON       REALIZED(1)            EXERCISABLE/                EXERCISABLE/
                               EXERCISE(#)           ($)              UNEXERCISABLE(2)            UNEXERCISABLE(3)
                               -----------       -----------       ----------------------       --------------------
C. Baker Cunningham              18,000            321,750            113,333/141,667                201,425/0
Richard K. Reece                  7,500            134,063              28,333/41,667                 43,163/0
Peter J. Wickman                  9,000            242,157              28,333/41,667                 43,163/0
Kevin L. Bloomfield               3,500                547              14,666/23,334                 23,020/0
Cathy O. Staples                      0                  0               4,833/17,667                  4,316/0

(1) Represents the difference between the option price ($14.875) and the fair market value of the stock on the exercise date.

(2) Each of the executive officers has received four option grants under the Incentive Plan through 1998: on October 6, 1993, at an exercise price of $14.875 per share; on February 28, 1994, at an exercise price of $18.31 per share; on February 28, 1996, at an exercise price of $30.75 per share; and on February 20, 1998, at an exercise price of $39.53 per share. Messrs. Reece and Wickman each received an additional option grant to purchase 10,000 Shares on February 26, 1997, at an option price of $35.1875. For each grant, the exercise price was the fair market value of the common stock (as defined in the Incentive Plan) on the date of grant. Options become exercisable as to one-third of such options on each of the first three anniversaries of the date of grant and will expire five years after the date of grant for the 1993 and 1994 grants and ten years after the date of grant for the 1996 and 1998 grants. The named officers also received an additional stock option award on January 5, 1999 at an exercise price of $20.0625 (the fair market value on the grant date): Mr. Cunningham, 120,000 shares; Mr. Reece, 30,000 shares; Mr. Wickman, 30,000 shares; Mr. Bloomfield, 25,000 shares; and Ms. Staples, 20,000 shares.

(3) "Value" represents the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 1998 ($21.18), and the exercise price of such options.

CERTAIN CHANGE IN CONTROL ARRANGEMENTS

     The Company maintains a "grantor trust" under Section 671 of the Code to provide certain participants in designated compensation and supplemental retirement plans with greater assurance that the benefits and payments to which those participants are entitled under those plans will be paid. Prior to a "change of control" of the Company (as defined in the Trust agreement), the Company has the discretion to make contributions to the Trust. After a change in control of the Company, the Company must transfer to the Trust the amount of the benefits participants have earned through the date of the change in control and thereafter continue to fund the Trust as benefits accrue. At December 31, 1998, the balance in the Trust totalled $543. The assets of the Trust are subject to claims of the creditors of the Company in the event the Company becomes "insolvent" as defined in the Trust agreement.

     The Company has severance compensation agreements with the executives named in the Summary Compensation Table that become operative if they are terminated following a change in control (as defined in the agreement). In the event of a change in control of the Company, the officer agrees to remain in the employ of the Company for at least three years. Each agreement contemplates that upon a change in control, the officer will continue to receive substantially the same compensation and benefits from the Company (or its successor) that he received before the change. If during the three-year period following a change in control, the officer's employment is terminated by the Company (or its successor) other than for "cause" or "disability" or if the officer terminates the agreement for "good reason" (as defined in the agreement), the officer generally will be entitled to a payment of 2 times (2.99 times for Mr. Cunningham) his annual compensation from the Company, and also be entitled to accrued benefits through the date of termination, and continued life, medical and dental benefits for two years.

     The Incentive Plan provides for the acceleration of certain benefits in the event of a change of control (as defined in the plan) of the Company. Upon the occurrence of a change of control, each non-employee director option with respect to which six months have elapsed since the date of grant, whether the option is then exercisable or not, will be cancelled in consideration for a payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price. Except as may be provided in the agreement relating to the options, a holder of any other options granted under the Incentive Plan which are not then exercisable in full at the time of a change of control will be entitled, with respect to the portion not then exercisable, to receive a cash payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price. In addition, upon a change of control, all stock appreciation rights which have not been granted in tandem with options and which have been outstanding for at least six months will become exerciseable in full, restrictions on restricted stock shall lapse and all performance Shares shall be deemed to be earned in full.

                                 PENSION PLANS

     The executives named in the Summary Compensation Table may upon retirement be entitled to benefits from the Belden Wire & Cable Company Pension Plan (the "Pension Plan") and the Supplemental Excess Defined Benefit Plan of Belden Wire & Cable Company (the "Supplemental Plan"). Benefits under the plans upon retirement are determined based upon compensation during the employment period and years of service.

     Pursuant to the Pension Plan, the Company credits to each individual's account thereunder 4% of each year's total compensation up to the Social Security wage base for the year, plus 8% of each year's total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by the Company to or for the benefit of a participant in the Pension Plan for services rendered while an employee.

     For the executives named in the Summary Compensation Table, the total compensation will be computed as shown in the columns "Salary" and "Bonus" of the Summary Compensation Table. Employees who were formerly employees of Cooper Industries were credited for service while employed by Cooper. Benefits for service through August 1, 1993 were determined under the Cooper Salaried Employees'

Retirement Plan then in effect and converted to initial balances under the Pension Plan. Funds equal to the actuarial value of the accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets have been transferred from the Cooper pension trust to a trust established by Belden for the Pension Plan.

     Employees do not make any contributions to the Pension Plan. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company contributes to a trust fund sufficient to meet the minimum requirements under the Code to maintain the status of the Pension Plan as a qualified defined benefit plan.

     The Supplemental Plan is an unfunded, nonqualified plan which provides to certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code.

PENSION BENEFITS

                                                         YEARS OF                          ESTIMATED
                                                         CREDITED             YEAR           ANNUAL
                                                       SERVICE AS OF       INDIVIDUAL      BENEFIT AT
                                                      JANUARY 1, 1999    REACHES AGE 65      AGE 65
                                                      ---------------    --------------    ----------
C. Baker Cunningham                                        28.5               2006          $235,100
Richard K. Reece                                            5.4               2021          $127,200
Peter J. Wickman                                           18.0               2014          $ 91,800
Kevin L. Bloomfield                                        17.5               2016          $ 87,900
Cathy O. Staples                                           18.8               2015          $ 53,400

     For each of the individuals shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The projected annual pension benefit is based on the following assumptions: benefits will be paid on a straight-line annuity basis, continued compensation at 1998 levels and an interest credit rate of 4.0%. Amounts payable under the Supplemental Plan are included in the estimated annual benefit.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares, starting on December 31, 1993, cumulative total Shareholder return (assuming reinvestment of dividends) with the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Electrical Equipment Index at closing prices.

                                    [GRAPH]


                  December 31,1993   December 31,1994    December, 1995      December 31,1996    December 31,1997  December 31, 1998
                 -----------------   ----------------   ----------------     ----------------    ----------------  -----------------
Belden                  100.00             119.87             140.40            201.88                193.56              119.13
S&P 500 Index           100.00             101.32             139.40            171.40                228.39              239.91
S&P Electrical Index    100.00             101.17             141.97            194.93                274.77              368.77


(*) The Company did not pay any dividends in 1993.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     During 1998, the Company employed Ernst & Young LLP ("EY") primarily to perform the annual audit and to render other services. Mr. Reece was a partner with EY prior to his joining the Company in August 1993.

     Representatives of EY will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the 1998 Annual Report to Shareholders, which is being mailed with this Proxy Statement to all Shareholders. Representatives of EY will have the opportunity to make a statement, if they desire to do so.

                                 OTHER MATTERS

     Mr. Riedel, a director, is of counsel to the law firm, Squire, Sanders & Dempsey; the firm represented the Company in certain legal matters in 1998.

     A COPY OF THE 1998 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                                          BELDEN INC.
                                          ATTENTION: INVESTOR RELATIONS
                                          7701 FORSYTH BOULEVARD, SUITE 800
                                          ST. LOUIS, MISSOURI 63105

                                      PROXY

                                   BELDEN INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 6, 1999
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Belden Inc. appoints Kevin Bloomfield and Christopher Allen, or either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 1999, at 11:00 a.m., C.D.T., in the Lewis & Clark Room, the St. Louis Club, 7701 Forsyth Blvd., St. Louis, Missouri, or at any adjournment thereof, with all powers the shareholder would possess, if present, on the matters described in the Proxy Statement dated March 26, 1999. The shareholder revokes any proxies previously given with respect to such meeting.
         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL I (C. BAKER CUNNINGHAM AS NOMINEE FOR DIRECTOR), "FOR" PROPOSAL II (APPROVAL OF A MODIFICATION TO THE NUMBER OF STOCK OPTIONS INDIVIDUAL PARTICIPANTS MAY RECEIVE UNDER THE BELDEN INC. LONG-TERM INCENTIVE PLAN TO AN ANNUAL LIMIT OF 200,000), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
         To Participants in the Belden Wire & Cable Company Savings Plan and the Belden Wire & Cable Company Retirement Savings Plan ("Plans"): The number of shares shown on the reverse side shows shares credited to the accounts of participants in each applicable Plan. This card therefore will constitute voting instructions for shares held by participants in the Plans. If you own shares through the Plans and do not vote, the trustee of the Plans will vote the Plans' shares in the same proportion as shares for which instructions were received under the Plans.
         RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED MARCH 26, 1999, AND THE ANNUAL REPORT OF BELDEN INC. FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.


                                                                SEE REVERSE SIDE

                            - FOLD AND DETACH HERE -



                                                                                          PLEASE MARK     |X|
                                                                                          YOUR VOTES AS
                                                                                          INDICATED IN
                                                                                          THIS EXAMPLE
BOARD OF DIRECTOR RECOMMENDS A VOTE FOR EACH PROPOSAL.
---------------------------------------------------------------------------------------
                                                        FOR     WITHHELD
PROPOSAL I: Election Of Director Nominee.


C. BAKER CUNNINGHAM                                                                       I PLAN TO ATTEND
                                                                                          THE MEETING

---------------------------------------------------------------------------------------
                                                        FOR      AGAINST      ABSTAIN


Proposal II: Approval of a modification to the number of stock options individual participants may receive under the Belden Inc. Long-Term Incentive Plan to an annual limit of 200,000.



In their discretion, proxies are authorized to transact and vote upon such other matters as may properly come before the meeting or any adjournment thereof.


SIGNATURE____________________________SIGNATURE____________________________DATE___________________,1999

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                      - FOLD AND DETACH HERE -


                                      PROXY

                                   BELDEN INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 6, 1999
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Belden Inc. appoints Kevin Bloomfield and Christopher Allen, or either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 1999, at 11:00 a.m., C.D.T., in the Lewis & Clark Room, the St. Louis Club, 7701 Forsyth Blvd., St. Louis, Missouri, or at any adjournment thereof, with all powers the shareholder would possess, if present, on the matters described in the Proxy Statement dated March 26, 1999. The shareholder revokes any proxies previously given with respect to such meeting.
         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL I (C. BAKER CUNNINGHAM AS NOMINEE FOR DIRECTOR), "FOR" PROPOSAL II (APPROVAL OF A MODIFICATION TO THE NUMBER OF STOCK OPTIONS INDIVIDUAL PARTICIPANTS MAY RECEIVE UNDER THE BELDEN INC. LONG-TERM INCENTIVE PLAN TO AN ANNUAL LIMIT OF 200,000), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
         RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED MARCH 26, 1999, AND THE ANNUAL REPORT OF BELDEN INC. FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.

                                                                SEE REVERSE SIDE

                            - FOLD AND DETACH HERE -



                                                                                          PLEASE MARK     |X|
                                                                                          YOUR VOTES AS
                                                                                          INDICATED IN
                                                                                          THIS EXAMPLE
BOARD OF DIRECTOR RECOMMENDS A VOTE FOR EACH PROPOSAL.
---------------------------------------------------------------------------------------
                                                        FOR     WITHHELD
PROPOSAL I: Election Of Director Nominee.


C. BAKER CUNNINGHAM                                                                       I PLAN TO ATTEND
                                                                                          THE MEETING

---------------------------------------------------------------------------------------
                                                        FOR      AGAINST      ABSTAIN


Proposal II: Approval of a modification to the number of stock options individual participants may receive under the Belden Inc. Long-Term Incentive Plan to an annual limit of 200,000.



In their discretion, proxies are authorized to transact and vote upon such other matters as may properly come before the meeting or any adjournment thereof.


SIGNATURE____________________________SIGNATURE____________________________DATE___________________,1999

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                      - FOLD AND DETACH HERE -
